PRESS RELEASE

CooperCompanies Announces First Quarter 2024 Results

San Ramon, Calif., February 29, 2024 — CooperCompanies (Nasdaq: COO), a leading global medical device company, today announced financial results for its fiscal first quarter ended January 31, 2024.
•Revenue increased 9% year-over-year to $931.6 million. CooperVision (CVI) revenue up 7% to $621.5 million, and CooperSurgical (CSI) revenue up 12% to $310.1 million.
•GAAP diluted earnings per share (EPS) of $0.41, down $0.02 or 5% from last year's first quarter.
•Non-GAAP diluted EPS of $0.85, up $0.12 or 18% from last year's first quarter. See "Reconciliation of Selected GAAP Results to Non-GAAP Results" below.
Commenting on the results, Al White, Cooper's President and CEO said, "We're off to an outstanding start this fiscal year. We delivered record quarterly revenues in Q1 with contact lenses growing solidly and fertility posting its thirteenth consecutive quarter of double-digit organic growth. Our earnings were strong and our momentum is excellent with capacity expansion progressing well and demand remaining very healthy."
First Quarter Operating Results
•Revenue of $931.6 million, up 9% from last year’s first quarter, up 8% in constant currency, up 8% organically.
•Gross margin of 67% compared with 65% in last year’s first quarter. On a non-GAAP basis, gross margin was 67%, up from 66% last year driven by efficiency gains and price at both CooperVision and CooperSurgical.
•Operating margin of 16% compared with 17% in last year’s first quarter. On a non-GAAP basis, operating margin was 24%, up from 23% last year driven primarily by strong gross margin and SG&A leverage.

•Interest expense of $29.9 million up from $26.1 million in last year's first quarter driven by higher interest rates.
•Net debt outstanding at quarter end was $2.6 billion (total debt excluding unamortized debt issuance costs less cash and cash equivalents).
•Cash provided by operations of $122.7 million offset by capital expenditures of $118.1 million resulted in free cash flow of $4.6 million.
First Quarter CooperVision (CVI) Revenue
•Revenue of $621.5 million, up 7% from last year’s first quarter, up 6% in constant currency, up 7% organically.
•Revenue by category:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	1Q24	y/y	y/y	y/y
Toric and multifocal	$297.3	14%	12%	12%
Sphere, other	324.2	1%	1%	3%
Total	$621.5	7%	6%	7%

•Revenue by geography:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	1Q24	y/y	y/y	y/y
Americas	$252.6	5%	4%	6%
EMEA	238.2	11%	8%	10%
Asia Pacific	130.7	4%	6%	7%
Total	$621.5	7%	6%	7%
First Quarter CooperSurgical (CSI) Revenue
•Revenue of $310.1 million, up 12% from last year's first quarter, up 13% in constant currency, up 8% organically.
•Revenue by category:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	1Q24	y/y	y/y	y/y
Office and surgical	$191.1	16%	16%	6%
Fertility	119.0	6%	9%	11%
Total	$310.1	12%	13%	8%

Other
•The Company's four-for-one stock split became effective after close of trading on February 16, 2024, and began trading on a stock split-adjusted basis on February 20, 2024.
Fiscal Year 2024 Financial Guidance
The Company raised its fiscal year 2024 financial guidance. Details are summarized as follows:
•Fiscal 2024 total revenue of $3,847 - $3,897 million (organic growth of 7% to 8%)
•CVI revenue of $2,573 - $2,604 million (organic growth of 8% to 9%)
•CSI revenue of $1,274 - $1,293 million (organic growth of 5% to 7%)
•Fiscal 2024 non-GAAP diluted EPS of $3.50 - $3.58
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition and integration costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.
Reconciliation of Selected GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial results may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions.
•We exclude the effect of acquisition and integration expenses and restructuring expenses from our non-GAAP financial results. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs, integration related professional services and other costs. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.
•We exclude other exceptional or unusual charges or expenses and gains or income. These can be variable and difficult to predict, certain litigation expenses, the gain or loss on deconsolidation of our subsidiaries, changes in fair value of contingent considerations and product transition costs, impact of certain charges related to initial compliance with European Union Medical Device Regulation (MDR), accretion of interest attributable to acquisition installments payable, and are not what we consider as typical of our continuing operations.
•We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing operations.
•We exclude the effects of non-cash deferred tax assets related to intra-group transfer of non-inventory assets.
We also report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. In addition, we also report revenue growth using the non-GAAP financial measure of organic so that revenue results may be evaluated over a comparable period by excluding the effect of foreign currency fluctuations, and excluding the impact of any acquisitions, divestitures and discontinuations that occurred in the comparable period.
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund dividend payments. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.
We define the non-GAAP measure of net debt as total debt less cash and cash equivalents. We believe net debt is useful for investors to be helpful in evaluating our financial leverage. Management uses net debt as a measure of our financial leverage. Net debt should not be considered as an alternative to debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated condensed balance sheets.
Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended January 31,
	2024			2024	2023			2023
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$307.8	$(3.5)	A	$304.3	$300.0	$(5.7)	A	$294.3
Operating expense excluding amortization	$420.4	$(20.2)	B	$400.2	$362.5	$7.5	B	$370.0
Amortization of intangibles	$50.3	$(50.3)	C	$—	$46.5	$(46.5)	C	$—
Interest expense	$29.9	$(1.3)	D	$28.6	$26.1	$—	D	$26.1
Other expense (income), net	$3.2	$(1.6)	E	$1.6	$1.3	$(1.8)	E	$(0.5)
Provision for income taxes	$38.8	$(12.5)	F	$26.3	$37.5	$(13.3)	F	$24.2
Diluted earnings per share*	$0.41	$0.44		$0.85	$0.43	$0.30		$0.73
Weighted average diluted shares used*	199.9			199.9	198.7			198.7

A	Fiscal 2024 GAAP cost of sales included $3.5 million of costs primarily related to integration activities and European Medical Devices Regulation costs, resulting in fiscal 2024 GAAP gross margin of 67% as compared to fiscal 2024 non-GAAP gross margin of 67%. Fiscal 2023 GAAP cost of sales included $5.7 million of costs primarily related to exit costs of the contact lens care business and integration activities, resulting in fiscal 2023 GAAP gross margin of 65% as compared to fiscal 2023 non-GAAP gross margin of 66%.
B	Fiscal 2024 GAAP operating expense included $20.2 million of costs, primarily related to acquisition and integration activities and European Medical Devices Regulation costs. Fiscal 2023 GAAP operating expense included a $7.5 million gain due to the release of the remaining $31.8 million contingent consideration liability associated with SightGlass Vision, offset primarily by acquisition and integration activities and severance costs.
C	Amortization expense was $50.3 million and $46.5 million for the fiscal 2024 and 2023 periods, respectively. Items A, B, and C resulted in fiscal 2024 GAAP operating margin of 16% as compared to fiscal 2024 non-GAAP operating margin of 24%, and fiscal 2023 GAAP operating margin of 17% as compared to fiscal 2023 non-GAAP operating margin of 23%.
D	Fiscal 2024 interest expense included $1.3 million of costs pertaining to accretion of interest attributable to acquisition installments payable.
E	Adjustments to other expense (income) were primarily related to loss on minority investments.
F	Adjustments to provision for income taxes were primarily from the above items and intra-entity asset transfers.
*	All periods presented have been adjusted to reflect the four-for-one stock split effected on February 16, 2024.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss the results and current corporate developments. The dial-in number for the call is 800-715-9871 and the conference ID is 5337119. A simultaneous audio webcast can be accessed on CooperCompanies' investor relations website at investor.coopercos.com and a replay of the event will be available on the same webpage following its conclusion.
About CooperCompanies
CooperCompanies (Nasdaq: COO) is a leading global medical device company focused on improving lives one person at a time. The Company operates through two business units, CooperVision and CooperSurgical. CooperVision is a trusted leader in the contact lens industry, improving the vision of millions of people every day. CooperSurgical is a leading fertility and women's health company dedicated to assisting women, babies and families at the healthcare moments that matter most. Headquartered in San Ramon, CA, CooperCompanies ("Cooper") has a workforce of more than 15,000 with products sold in over 130 countries. For more information, please visit www.coopercos.com.
Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our fiscal year 2024 financial guidance, are forward looking. In addition, all statements regarding anticipated growth in our revenues, anticipated effects of any product recalls, anticipated market conditions, planned product launches, restructuring or business transition expectations, regulatory plans, and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions including the impact of continuing uncertainty and instability of certain countries, man-made or natural disasters and pandemic conditions, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items; the impact of international conflicts, such as Russia's invasion of

Ukraine, and the global response to international conflicts on the global economy, European economy, financial markets, energy markets, currency rates and our ability to supply product to, or through, affected countries; our substantial and expanding international operations and the challenges of managing an organization spread throughout multiple countries and complying with a variety of legal, compliance and regulatory requirements; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; changes in tax laws, examinations by tax authorities, and changes in our geographic composition of income; acquisition-related adverse effects including the failure to successfully achieve the anticipated net sales, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information such as HIPAA and the California Consumer Privacy Act (CCPA) in the U.S. and the General Data Protection Regulation (GDPR) requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to challenges associated with integration of acquisitions, man-made or natural disasters, pandemic conditions, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), and the EU In Vitro Diagnostic Medical Devices Regulation (IVDR); legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement, contractual disputes, or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers, reputational harm and costs and expenses, including from claims and litigation related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals or certifications for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payers for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; risks related to environmental laws and requirements applicable to our facilities, products or manufacturing processes, including evolving regulations regarding the use of hazardous substances or chemicals in our products; risks related to environmental, social and corporate governance (ESG) issues, including those related to climate change and sustainability; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, as such Risk Factors may be updated in annual and quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	January 31, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$135.2	$120.8
Trade receivables, net	651.0	609.7
Inventories	747.5	735.6
Prepaid expense and other current assets	260.2	238.8
Total current assets	1,793.9	1,704.9
Property, plant and equipment, net	1,682.2	1,632.6
Goodwill	3,773.2	3,624.5
Other intangibles, net	1,848.1	1,710.3
Deferred tax assets	2,318.3	2,349.5
Other assets	616.9	637.1
Total assets	$12,032.6	$11,658.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$46.1	$45.4
Accounts Payable	202.3	261.9
Employee compensation and benefits	178.7	174.8
Deferred revenue	122.4	123.6
Other current liabilities	415.4	363.3
Total current liabilities	964.9	969.0
Long-term debt	2,726.2	2,523.8
Deferred tax liabilities	90.4	101.5
Long-term tax payable	88.1	90.2
Deferred revenue	186.3	184.2
Other liabilities	281.4	239.2
Total liabilities	4,337.3	4,107.9
Stockholders’ equity	7,695.3	7,551.0
Total liabilities and stockholders' equity	$12,032.6	$11,658.9

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended January 31,
	2024	2023
Net sales	$931.6	$858.5
Cost of sales	307.8	300.0
Gross profit	623.8	558.5
Selling, general and administrative expense	380.9	330.9
Research and development expense	39.5	31.6
Amortization of intangibles	50.3	46.5
Operating income	153.1	149.5
Interest expense	29.9	26.1
Other expense, net	3.2	1.3
Income before income taxes	120.0	122.1
Provision for income taxes	38.8	37.5
Net income	$81.2	$84.6

Earnings per share - diluted*	$0.41	$0.43

Number of shares used to compute diluted earnings per share*	199.9	198.7

*All periods presented have been adjusted to reflect the four-for-one stock split effected on February 16, 2024.